CONTENTS AIV NYSE LISTED 29 YEARS PUBICLY TRADED +2,600bps COMPARED TO RUSSELL 2000 SINCE 2020 SPIN-OFF1 PRESENTATION TOPICS: About Aimco – Apartment specialists with a deep history and differentiated strategy Aimco Portfolio & Results – Strong stabilized operating performance with net operating income (NOI) up 10% year-to-date, active developments on track to reach $55M of annual stabilized NOI, supported by a solid balance sheet Capital Allocation – Prudent allocation of capital, currently favoring the return of capital to shareholders, sourced from cash on hand and planned asset sales Value Proposition – Continued value creation with opportunities to narrow the gap between share price and net asset value [1] As of November 10, 2023 16% TOTAL SHAREHOLDER RETURN SINCE 2020 SPIN-OFF1

AIMCO HISTORY 1994 1994-2008 2008 - 2015 2016-2020 IPO Apartment Investment and Management Company becomes publicly traded on the New York Stock Exchange. GROWTH Through portfolio and corporation M&A, Aimco grows to become one of the largest owners and operators of apartments in the nation. Portfolio Distillation Aimco narrows its geographic focus, trimming its target markets from 20+ to 12, and ramps up its redevelopment program. 2020 NEW AIMCO Aimco spins off AIR Communities into separate public REIT, appoints new executive management team and reconstitutes Board of Directors. Transition Aimco expands its development and opportunistic investing, exits the affordable apartment business and enhances its property management function.

2020 SPIN-OFF The 2020 spin-off of AIR Communities was completed in December 2020, with 88% of the market capitalization being separated into the new entity and 12% remaining in Aimco. Following the spin-off, Aimco has a refreshed Board of Directors, new executive leadership team, a new mission, and a new business plan. PRE and POST SPIN-OFF ASSET ALLOCATION

AIMCO INVESTMENTS Aimco couples outsized growth prospects from opportunistic investments with the safety of a stable apartment portfolio resulting in a nimble platform that can move the needle quickly. 6 Current Allocation Investment in Value Add and Opportunistic Real Estate Provides outsized growth opportunities compared to a primarily stabilized apartment portfolio Aimco invests where it has the local knowledge and expertise that provides a comparative advantage over other developers and mitigates execution risk Maintain a portfolio of Core and Core Plus Real Estate Provides stability and safety compared to a pure development portfolio Aimco’s diversified portfolio of apartments in major U.S. markets provides additional certainty of performance through local economic cycles Select Alternative Investments Aimco plans to continue its reduction of capital allocated to these investments

AIMCO TEAM  Executive team has an average Aimco tenure of 20 YEARS Development team has collectively built or renovated approximately $15Bn IN PROJECTS, including 50K APARTMENT HOMES, and has an average of 22 YEARS of industry experience Capital Markets and Transactions teams have participated in more than $16Bn OF TRANSACTIONS AND FINANCINGS and have an average of 17 YEARS of industry experience Aimco team had RECORD ENGAGEMENT SCORE OF 4.74 in 2023    Aimco maintained a team of highly engaged and deeply experienced real estate professionals

SUCCESSFUL TRACK RECORD SELECT HIGHLIGHTS Since the spin-off of AIR Communities, Aimco has had a strong performance track record. Aimco Stabilized Portfolio Delivered Strong Growth Net Operating Income (NOI) Growth of more than 35% with NOI margins expanding by 460 basis points Exited Seattle and reduced California exposure through the sale of assets for $249M – NOI Cap Rate of 4.0% Developments and Redevelopments Completed On-Time and On-Budget Completed construction activities on six projects or more than $750M of development and redevelopment projects Monetized four of the completed projects for $669M – Levered Multiple on Invested Capital (MOIC) 5.9x Tripled Aimco’s pipeline providing optionality to maximize value through vertical development or monetization prior to construction Significantly Fortified the Balance Sheet Retired or refinanced more than $1Bn of near-term liabilities Sourced $775M of fixed-rate non-recourse property debt at rates significantly below today’s potential refinancing levels – Rate 4.25% Hedged floating-rate debt so that 100% of Aimco’s total debt is either fixed-rate or hedged with interest rate cap protection Accretive Capital Allocation Unlocked almost $1Bn of asset value through development monetizations, stabilized asset dispositions, and selling partial interests in certain alternative investments with proceeds used to repay debt, acquire pipeline assets, and repurchase Aimco stock Repurchased 8.8M shares of Aimco common stock at an average price of $7.33 per share Committed to “Best in Class” Governance Complete Board refreshment Opted out of the provisions of the Maryland Unsolicited Takeover Act (MUTA) Enhanced financial and environmental disclosure including reporting to Task Force on Climate-Related Financial Disclosures (TCFD)     

STABILIZED PORTFOLIO

About Aimco | Aimco Portfolio & Results | Capital Allocation | Value Proposition

REAL ESTATE INVESTMENTS

Aimco owns a portfolio of 21 stabilized apartment communities with 5,600 apartment homes diversified by geography and price point.

PORTFOLIO STATS

64% Class B

26% Class C+

10% Class A

19.5% 3Q Rent-to-Income Ratio

$2,358 3Q Avg Monthly Revenue per Home

PERCENT OF STABILIZED OPERATING NOI

BY MARKET


Southeast, 21%
West Coast, 2%
Northeast, 48%
Central, 29%

URBAN vs SUBURBAN


Urban, 20%
Suburban, 80%

SELECT STABILIZED OPERATING COMMUNITIES



Royal Crest Estates (Nashua)
902 Units – Nashua, NH



Evanston Place
190 Units – Evanston, IL



The Milan
42 Units – New York, NY



Plantation Gardens
372 Units – Plantation, FL



Hyde Park Tower
155 Units – Chicago, IL

Aimco CREATING VALUE

Source: Company Records
Class A refers to apartment communities with rents >120% of local market average
Class B refers to apartment communities with rents between 90% and 120% of local market average
Class C refers to apartment communities with rents less than 90% of local market average

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2023 3Q YTD RESULTS 2023 OUTLOOK 96.5% Average Daily Occupancy 8.25% - 8.75% Stabilized Revenue Growth 9.0% Revenue Growth 5.75% - 6.75% Stabilized Expense Growth 10.0% NOI Growth 9.00% - 9.75% Stabilized NOI Growth STABILIZED PORTFOLIO PERFORMANCE METRICS Preliminary October YTD ADO, revenue growth, and blended lease-to-lease were 96.5%, 8.8%, and 7.8%, respectively. In November, with our third quarter earnings report, we increased our projection for year-over-year NOI growth by more than 100 basis points at the midpoint. Source: Company Records

STABILIZED PORTFOLIO REAL ESTATE INVESTMENTS More than 80% of Aimco’s 3Q 2023 Stabilized Operating NOI was earned by apartment communities located in markets with: LOWER EXPECTED SUPPLY GROWTH and HIGHER EXPECTED REVENUE GROWTH. Higher expected revenue growth results in higher valuation multiples (lower cap rates). Source: Green Street, Company Records Supply Growth ('23E-'27E) Market RevPAF ('23E-'27E) Aimco Stabilized Portfolio Market - sized to represent weighting by % of 3Q 2023 NOI

About Aimco | Aimco Portfolio & Results | Capital Allocation | Value Proposition

ACTIVE DEVELOPMENTS

ON TRACK TO ADD VALUE

Total direct investment of **$814M** and expected to produce **$55M** of NOI when stabilized.

Aimco equity fully deployed.

600 new units to be delivered in 2023, and another **700** projected in 2024.



The Hamilton
Miami, FL

276-Unit Major Redevelopment
Construction Complete – 96% Occupied

Rents >$800/mo ahead of underwriting
Condo conversion potential
Avg unit size of >1,400 sf



Strathmore Square
Bethesda, MD

220-Unit Phase I Development

Initial Delivery on track for 3Q 2024

Infill site two miles from the main campus of the National Institutes of Health



Upton Place
Washington D.C.
689-Unit Mixed Use Development
Initial 81 units delivered in October 2023

Initial rents >$300/mo ahead of underwriting
105K sf of Commercial Space 80% pre-leased

High Barrier to entry Upper-Northwest submarket



The Benson Hotel & Fac. Club
Aurora, CO

106-Key Placemaking Development includes 18,000 sf of Event Space

Construction Complete

Critical placemaking addition to the build-out of the Anschutz Medical Campus



Oak Shore
Corte Madera, CA
24-Home Single Family Rental Development

Initial Units Complete – Ready for Occupancy November 2023

Three units pre-leased ~$1,000/mo ahead of underwriting
High Barrier Marin County submarket

Aimco CREATING VALUE

Sources: Green Street, Company Records, Estimates as of 3Q 2023.

13

Aimco’s current alternative investments include a mezzanine loan secured by a stabilized apartment property with an option to participate in future apartment development, as well as three passive equity investments. Over time, we plan to continue our REDUCTION OF CAPITAL ALLOCATED to these investments. Mezzanine Loan Parkmerced Aimco is under agreement to sell its remaining 80% stake in a mezzanine loan made to the partnership that owns Parkmerced apartments for $134 million plus accrued interest. The borrower continues to be current on their senior debt obligations and operations at Parkmerced are continuing to show modest improvement with occupancy reaching into the low 80% range as they balance increasing occupancy at the expense of rental rate achievement. Passive Equity Investments IQHQ In July 2022, Aimco redeemed 22% of its passive equity investment in IQHQ Inc., a life sciences developer. Aimco received proceeds of $16.5 million from the sale resulting in a greater than 50% internal rate of return over the hold period for this portion of its investment. Aimco retains 2.4 million shares worth $59.7 million and the opportunity to collaborate with IQHQ on future development opportunities that include a residential component. ALTERNATIVE INVESTMENTS Real Estate Tech Funds Aimco also has two smaller passive equity investments in real estate technology ventures.

BALANCE SHEET SOLID WITH LIMITED EXPOSURE Aimco primarily utilizes assumable, non-recourse, property-level debt and construction loans. As of September 30, 2023, Aimco had:     [1] Maturities presented at Aimco’s September 30, 2023 share of outstanding balances and inclusive of all contractual extensions. Limited interest rate exposure, with Aimco total debt either fixed-rate or with rate caps currently mitigating all floating rate exposure A favorable mark-to-market on its fixed rate leverage, including the fair value of interest hedges, of ~$110M Ample liquidity with access to $320 million of cash on hand, short-term treasuries, and capacity on its revolving credit facility A weighted average cost of debt, including interest rate caps, of 5.45%

NEAR-TERM SOURCES OF CAPITAL Aimco is preparing to market for sale its BRICKELL ASSEMBLAGE located in Miami, as well as certain recently COMPLETED DEVELOPMENT PROJECTS and SELECT LAND HOLDINGS. In addition, Aimco remains under agreement to sell its 80% stake in the PARKMERCED MEZZANINE LOAN for $134M plus accrued interest. The sales are expected to take place in 2024, provided pricing and terms are favorable. 17 BRICKELL ASSEMBLAGE Includes the 357-unit Yacht Club apartment building and the neighboring 300k rsf 1001 Brickell Bay Drive office tower. The two assets sit on 4.25 acres of prime waterfront land in Miami’s Brickell district. The site and existing improvements provide considerable optionality given the steady current income and potential for more than 3 million square feet of development.

NEAR-TERM CAPITAL ALLOCATION 18 RETURN OF CAPITAL TO SHAREHOLDERS through common stock repurchases, partnership unit redemptions, and special cash dividends. At current market pricing, Aimco views the repurchase of common stock as an attractive opportunity. Over the past 22 months Aimco has repurchased 8.8 million shares at an average price of $7.33 per share Aimco redeemed ~140K operating partnership units for cash Aimco’s Board of Directors increased the repurchase authorization to 30 million shares LEVERAGE REDUCTION through the retirement of asset-level debt upon completion of planned transactions. Earlier in 2023, Aimco retired $60 million of high-cost floating-rate debt SELECT NEW INVESTMENTS which offer the prospect of strong risk adjusted returns. Aimco anticipates maintaining an active development business but reducing the amount of Aimco capital allocated to development activity over the year ahead. Aimco currently favors the RETURN OF CAPITAL TO SHAREHOLDERS while continuing to ADVANCE THE BUSINESS and maintain BALANCE SHEET STABILITY.

NEAR-TERM CAPITAL ALLOCATION Fitzsimons 4 Bioscience Strathmore Phase 2 Hamilton House 3333 Biscayne 300 Broward One Edgewater Flagler Village Phase 1 Aimco Pipeline Investments INVEST CAPITAL PRUDENTLY Aimco expects to fund advancing the remaining pipeline development projects with 50% - 60% loan-to-cost construction loans, Aimco equity of 10% to 15% of the total development cost, with the remaining costs funded with Co-GP and/or LP equity. Aimco expects to advance plans for a SELECT NUMBER OF NEW PROJECTS, which offer the prospect of strong risk adjusted returns. The projects are likely to be selected from the pipeline opportunities listed below.

NET ASSET VALUE

About Aimco | Aimco Portfolio & Results | Capital Allocation | Value Proposition

VALUATION BUILDING BLOCKS

Aimco provides a summary of the items needed to support your calculation of an estimate of Net Asset Value (NAV) in Supplement Schedule 8 in our quarterly earnings release. The building blocks of Aimco's valuation as of September 30, 2023, are:

Net Assets	
Annualized NOI for Stabilized Apartment Properties [1]	$107.9
Annualized NOI for Other Real Estate [1]	8.1
Annualized NOI for unconsolidated real estate at AIV share [1]	1.6
Projected Annual NOI for Active Development Projects upon Stabilization [1][2]	55.3
Land, Planning and Entitlement Investment at Cost	163.5
Parkmerced Mezzanine Investment	123.8
IQHQ and Real Estate Tech Funds [3]	64.5
Cash and Equivalents	95.7
Restricted Cash	20.2
Short-term Treasury Investments	54.3
Notes receivable	39.8
Fair Value Adjustment on Fixed Rate Debt & Preferred Equity [2]	100.0
Net Liabilities	
Non-recourse property debt	$877.1
Construction Loans and Preferred Equity Interests	258.4
Preferred Equity Interests	170.2
Investment Remaining to Complete Active Development Projects	119.1
Other Liabilities, net [4]	162.3
Total shares, units and dilutive share equivalents	154.7
Noncontrolling Interests in Real Estate[5]	

(1) Annualized 3Q 2023 NOI before 3% management fees.
(2) Aimco estimated values that are not guarantees of future performance or results, actual performance could differ significantly.
(3) IQHQ based on 2022 recapitalization value and Real Estate Tech Funds based on 3Q 2023 GAAP fair value.
(4) Other Liabilities, net generally consists of Aimco's land leases, accrued expenses, resident security deposits, accounts payable, and other general liabilities.
(5) Amounts presented at 100% ownership exclusive of noncontrolling interests. Aimco estimates this value to be $40M - $50M.

Multifamily "B" Cap Rates for Aimco's Markets per Green Street range from 4.8% to 6.0%

Primarily Aimco's 1001 Brickell Bay Drive Office Asset located in Miami, FL

Private market unlevered discount rates for assets in active construction and lease-up are estimated to range from 8%-9%, a 100-200 bps spread to stabilized returns, depending on the level of development risks outstanding

Excludes the 4.25-acre Brickell Assemblage where recent land sales support a valuation $125 - $175M greater than that of the capitalized income value, and pipeline planning and entitlement investment with an estimated value of at least $40M[2]

Represents the remaining mezzanine investment asset, net after the partial sale of the Parkmerced mezzanine loan

Source: Company Records, Green Street Market Reports

21

VALUE PROPOSITION COMMITTED TO MAXIMIZING AND UNLOCKING SHAREHOLDER VALUE There can be no assurance that the ongoing review will result in any particular transaction or transactions or other strategic changes or outcomes and the timing of any such event is similarly uncertain.  The Company does not intend to disclose or comment on developments related to the foregoing unless or until it determines that further disclosure is appropriate or required. The Aimco Board of Directors, in coordination with management, remains intently focused on maximizing and unlocking value for Aimco stockholders. During the ongoing review, the Board continues to engage regularly with several leading advisory firms, including Morgan Stanley & Co. LLC, to review current market conditions. Aimco believes it is well positioned for long term growth given its high-quality development pipeline and investment platform, diversified portfolio of core and opportunistic multifamily assets, and long-duration, low-cost balance sheet. As such, the timing of any broad strategic action to unlock stockholder value will take into consideration a host of factors, including the health and stability of both the financial and capital markets.

AIMCO LEADERSHIP

COHESIVE AND EXPERIENCED SENIOR LEADERSHIP TEAM



Wes Powell
PRESIDENT & CHIEF EXECUTIVE OFFICER

19 years with Aimco



Lynn Stanfield
EVP & CHIEF FINANCIAL OFFICER

22 years with Aimco



Jennifer Johnson
EVP, CHIEF ADMINISTRATIVE OFFICER, GENERAL COUNSEL

19 years with Aimco



Kellie Dreyer

SENIOR VICE PRESIDENT
CHIEF ACCOUNTING OFFICER

1 Year with Aimco

Previously with:
Ernst & Young



Lee Hodges

SENIOR VICE PRESIDENT
SOUTHEAST REGION

8 Years with Aimco

Previously with:
Peebles Development
The Related Group



Matt Hopkins

SENIOR VICE PRESIDENT
MID-ATLANTIC REGION

7 Years with Aimco

Previously with:
Streetsense
DNC Architects



Matt Konrad

SENIOR VICE PRESIDENT
NATIONAL TRANSACTIONS

6 Years with Aimco

Previously with:
Brandywine Realty
Akridge



Elizabeth (Tizzie) Likovich

SENIOR VICE PRESIDENT
CENTRAL REGION

3 Years with Aimco

Previously with:
UDR
Wells Fargo



Tom Marchant

SENIOR VICE PRESIDENT
ACCOUNTING, TAX, & FP&A

9 Years with Aimco

Previously with:
Extra Space Storage
Deloitte



John Nicholson

SENIOR VICE PRESIDENT
DEBT & CAPITAL MARKETS

19 Years with Aimco

Previously with:
Tuchenhagen N.A,.



Derek Ullian

SENIOR VICE PRESIDENT
DEVELOPMENT

7 Years with Aimco

Previously with:
Benchmark RE Group

Aimco
CREATING VALUE

24

ASSET LIST

Operating Apartment Communities

Property Name	Location	Apartment Homes
118-122 West 23rd Street	New York, NY	42
173 E. 90th Street	New York, NY	72
237-239 Ninth Avenue	New York, NY	36
1045 on the Park Apartments Homes	Atlanta, GA	30
2200 Grace	Lombard, IL	72
Bank Lofts	Denver, CO	125
Bluffs at Pacifica, The	Pacifica, CA	64
Eldridge Townhomes	Elmhurst, IL	58
Elm Creek	Elmhurst, IL	400
Evanston Place	Evanston, IL	190
Hillmeade	Nashville, TN	288
Hyde Park Tower	Chicago, IL	155
Plantation Gardens	Plantation ,FL	372
Royal Crest Estates	Warwick, RI	492
Royal Crest Estates	Nashua, NH	902
Royal Crest Estates	Marlborough, MA	473
Waterford Village	Bridgewater, MA	588
Wexford Village	Worcester, MA	264
Willow Bend	Rolling Meadows, IL	328
Yacht Club at Brickell	Miami, FL	357
Yorktown Apartments	Lombard, IL	292

Partnership Owned

Casa del Hermosa	La Jolla, CA	41
Casa del Mar	La Jolla, CA	30
Casa del Norte	La Jolla, CA	34
Casa del Sur	La Jolla, CA	37
St. George Villas	St. George, SC	40

Operating Office Building

Property Name	Location	Square Feet
1001 Brickell Bay Drive	Miami, FL	300k

Active Projects

Property Name	Location	Approved Units
The Benson Hotel & faculty Club	Aurora, CO	106
The Hamilton	Miami, FL	276
Oak Shore	Corte Madera, CA	24
Upton Place	Washington, DC	689
Strathmore Square Phase 1	Bethesda, MD	220

Development Land

Property Name	Location	Acres
Brickell Assemblage	Miami, FL	4.25
200 Broward	Fort Lauderdale, FL	1.1
300 Broward	Fort Lauderdale, FL	2.3
Hamilton House	Miami, FL	1.1
One Edgewater	Miami, FL	0.5
3333 Biscayne	Miami, FL	2.8
Fitzsimons	Aurora, CO	5.2
Flagler Village Parcel 1	Fort Lauderdale, FL	5.7
Flagler Village Parcels 2 & 3	Fort Lauderdale, FL	3.1
Flying Horse	Colorado Springs, CO	7.5
Strathmore Square Phase 2	Bethesda, MD	1.4
Bioscience	Aurora, CO	4.8

Alternative Investments

Investment Name	Investment Type
IQHQ	Passive Equity
Parkmerced	Mezzanine Loan
RE Tech Funds	Passive Equity



25

PIPELINE INVESTMENTS

Pipeline Project Summaries

As of September 30, 2023 (unaudited)

Project Location	Project Name / Description	Acreage	Estimated / Currently Planned [1]			
			Gross Sq Ft	Multifamily Units	Leasable Commercial Sq Ft	Earliest Vertical Construction Start
Southeast Florida						
556-640 NE 34th Street (Miami)	Hamilton House	1.10	830,000	241	5,000	1Q 2024
3333 Biscayne Boulevard (Miami)	3333 Biscayne	2.80	1,760,000	650	176,000	1Q 2024
510-532 NE 34th Street (Miami)	One Edgewater	0.50	533,000	204	—	3Q 2024
200 Broward Boulevard (Fort Lauderdale)	200 Broward	1.08	725,000	380	20,000	3Q 2024
300 Broward Boulevard (Fort Lauderdale)	300 Broward	2.31	1,700,000	935	40,000	4Q 2024
901 N Federal Highway (Fort Lauderdale)	Flagler Village Phase I	4.60	1,315,000	455	200,000	4Q 2024
902 N Federal Highway (Fort Lauderdale)	Flagler Village Phase II	1.10	315,000	300	—	4Q 2026
1001-1111 Brickell Bay Drive (Miami)	Brickell Assemblage	4.25	3,200,000	1,500	500,000	2Q 2027
NE 9th Street & NE 5th Avenue (Fort Lauderdale)	Flagler Village Phase III	1.70	400,000	300	—	4Q 2027
NE 9th Street & NE 5th Avenue (Fort Lauderdale)	Flagler Village Phase IV	1.40	400,000	300	—	4Q 2028
Washington D.C. Metro Area						
5300 Block of Tuckerman Lane (Bethesda)	Strathmore Square Phase II	1.35	525,000	399	11,000	2Q 2024
Colorado's Front Range						
1765 Silversmith Road (Colorado Springs)	Flying Horse	7.45	300,000	95	—	1Q 2024
E 23rd Avenue & N Scranton Street (Aurora)	Fitzsimons 4	1.77	415,000	285	—	2Q 2024
E 23rd Avenue & N Scranton Street (Aurora)	Bioscience 4	1.53	232,000	—	225,000	2Q 2024
E 22nd Avenue & N Scranton Street (Aurora)	Fitzsimons 2	2.29	390,000	275	—	1Q 2025
E 23rd Avenue & N Scranton Street (Aurora)	Bioscience 5	1.22	230,000	—	190,000	2Q 2026
E 23rd Avenue & Uvalda (Aurora)	Fitzsimons 3	1.11	400,000	225	—	1Q 2027
E 23rd Avenue & N Scranton Street (Aurora)	Bioscience 6	2.04	385,000	—	315,000	2Q 2028
Total Future Pipeline		**39.60**	**14,055,000**	**6,544**	**1,682,000**	

(1) Aimco estimates are not guarantees of future plans which could differ significantly



HAMILTON
555

26

POTENTIAL PIPELINE PROJECT SELECT PIPELINE HIGHLIGHTS Edgewater Miami, Florida Acres: 8.3 | GSF of Development: ~2,300,000 | Green Street Submarket Grade: A- Aimco’s Financial Interest: Aimco is sole owner of The Hamilton and the adjacent land which can accommodate ~1.3M sf. Aimco has a 20% interest in the remaining assemblage. Two and three-bedroom rents in Edgewater have increased >40% since Aimco’s acquisition of the land in July 2021. Source: Company Records Representative only of the sites available density and potential massing.

POTENTIAL PIPELINE PROJECT SELECT PIPELINE HIGHLIGHTS Source: U.S. Census Bureau 2021 MSA Data, University of Colorado, Company Records Fitzsimons Anschutz Medical Campus – Aurora, Colorado Acres: 10.0 | GSF of Development: ~2,100,000 | Green Street Submarket Grade: B+ Aimco’s Financial Interest: Aimco is the sole owner of options to purchase the only multifamily parcels on the campus. Aimco recently entered an option agreement for the long-term lease of land for commercial life science development. Anschutz Medical Campus has an economic impact of ~$8.5Bn annually and supports the employment of ~31,000 and the education of ~4,500 annually. The next phase of residential development is in planning and is being funded in partnership with Alaska Permanent Fund. Representative of the potential campus when fully built out.

POTENTIAL PIPELINE PROJECT SELECT PIPELINE HIGHLIGHTS Source: U.S. Census Bureau 2021 MSA Data, Company Records Flagler Village Fort Lauderdale, Florida Acres: 8.8 | GSF of Development: ~2,400,000 | Green Street Submarket Grade: A- Aimco’s Financial Interest: Aimco is the sole owner. Amendments to the previous owner’s plans have been submitted with the City. To meet downtown Fort Lauderdale housing demand another 13,000 residential units, 600,000 sf of shopping and dining, 1.1M sf of office, and 1,000 new hotel rooms are needed by 2030. Rendering of amended plans submitted with the City.

NON-GAAP RECONCILIATION

PROPERTY NET OPERATING INCOME (NOI): NOI is defined by Aimco as total property rental and other property revenues less direct property operating expenses, including real estate taxes. NOI does not include: property management revenues, primarily from affiliates; casualties; property management expenses; depreciation; or interest expense. NOI is helpful because it helps both investors and management to understand the operating performance of real estate excluding costs associated with decisions about acquisition pricing, overhead allocations, and financing arrangements. NOI is also considered by many in the real estate industry to be a useful measure for determining the value of real estate. Reconciliations of NOI as presented in this report to Aimco's consolidated GAAP amounts are provided below.

Due to the diversity of its economic ownership interests in its apartment communities in the periods presented, Aimco evaluates the performance of the apartment communities in its segments using Property NOI, which represents the NOI for the apartment communities that Aimco consolidates and excludes apartment communities that it does not consolidate. Property NOI is defined as rental and other property revenue less property operating expenses. In its evaluation of community results, Aimco excludes utility cost reimbursement from rental and other property revenues and reflects such amount as a reduction of the related utility expense within property operating expenses. The following table presents the reconciliation of GAAP rental and other property revenue to the revenues before utility reimbursements and GAAP property operating expenses to expenses, net of utility reimbursements as presented on Supplemental Schedule 6 of Aimco's quarterly earnings release and supplemental schedules.

Segment NOI Reconciliation	**Nine Months Ended (in thousands)**			
	September 30, 2023		**September 30, 2022**	
Total Real Estate Operations	**Revenues, Before Utility Reimbursements**	**Expenses, Net of Utility Reimbursements**	**Revenues, Before Utility Reimbursements**	**Expenses, Net of Utility Reimbursements**
Total (per consolidated statements of operations)	$ 137,643	$ 54,648	$ 148,375	$ 56,384
Adjustment: Utilities reimbursement	(4,544)	(4,544)	(4,323)	(4,323)
Adjustment: Other Real Estate	(10,664)	(4,237)	(11,466)	(3,656)
Adjustment: Non-stabilized and other amounts not allocated	(11,031)	(12,441)	(30,380)	(17,060)
Total Stabilized Operating (per Schedule 6)	$ 111,404	$ 33,426	$ 102,206	$ 31,345

OTHER LIABILITIES, NET: Other liabilities, net, as presented herein and on in Aimco's Earnings Release on Supplemental Schedule 8, Net Asset Value Components, generally consists of the Aimco's development land leases, accrued expenses, resident security deposits, accounts payable, and other general liabilities, net of interest rate options and other assets, excluding the fair value of Aimco's investments in IQHQ and real estate technology funds.

Other liabilities, net as of September 30, 2023, as presented in Supplemental Schedule 8, Net Asset Value Components, is calculated as follows (in millions):

Accrued Liabilities and Other (per Consolidated Balance Sheet)	**$**	**111.0**
Lease liabilities - finance leases (per Consolidated Balance Sheet)		**117.7**
Other assets, net (per Consolidated Balance Sheet)		**(176.0)**
Interest Rate Options (per Consolidated Balance Sheet)		**(9.2)**
Total (per Consolidated Balance Sheet)		**43.5**
Reduction in assets (reported elsewhere on Schedule 8):		
Short term treasury investment		54.3
IQHQ and Real Estate Tech Funds		64.5
Other liabilities, net (per Schedule 8)	**$**	**162.3**

Aimco
CREATING VALUE
30

Forward Looking Statement This presentation contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to, the statements in this document regarding our future plans and goals, including our pipeline investments and projects, our plans to eliminate certain near term debt maturities, our estimated value creation and potential, our timing, scheduling and budgeting, projections regarding lease growth, our plans to form joint ventures, our plans for new acquisitions or dispositions, our strategic partnerships and value added therefrom, and changes to our corporate governance. We caution investors not to place undue reliance on any such forward-looking statements. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of Aimco that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statement. Important factors, among others, that may affect actual results or outcomes include, but are not limited to: (i) the risk that the 2023 plans and goals may not be completed, as expected, in a timely manner or at all, (ii) the inability to recognize the anticipated benefits of the pipeline investments and projects, and (iii) changes in general economic conditions, including, increases in interest rates and other force-majeure events. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Readers should carefully review Aimco’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco’s Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent Quarterly Reports on Form 10-Q and other documents Aimco files from time to time with the SEC. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. These forward-looking statements reflect management’s judgment and expectations as of this date, and Aimco assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances. Certain financial and operating measures found herein are used by management and are not defined under accounting principles generally accepted in the United States, or GAAP. These measures are reconciled to the most comparable GAAP measures at the end of this presentation. Definitions can be found in Aimco’s Earnings Release and Supplemental Schedules for the quarter ended June 30, 2023.